                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated October 10, 1996, relating to the consolidated financial statements of VTEL Corporation, which appears in such Joint Proxy Statement/Prospectus. We also consent to the application of such report to the Financial Statement Schedules for seven months ended July 31, 1996 and for each of the three years in the period ended December 31, 1995 listed under Item 8 of VTEL Corporation's Annual Report on Form 10-K for the transition period from January 1, 1996 to July 31, 1996 when such schedules are read in conjunction with the financial statements referred to in our report. We also consent to the references to us under the headings "SUMMARY--Conditions to the Consummation of the Merger", "SUMMARY--Accounting Treatment", "THE MERGER-- Conditions to the Merger", "THE MERGER--Accounting Treatment", and "EXPERTS" in such Joint Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP
Austin, Texas
April 15, 1997